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                                                                   Exhibit 10.20

                    AMENDED AND RESTATED ASSIGNMENT AGREEMENT

      This Amended and Restated Assignment Agreement is made as of November 3, 2000 (the "Effective Date") by PURCHASEPRO.COM, INC., a Nevada corporation whose address is 3291 N. Buffalo Drive, Las Vegas, Nevada 89129 ("PurchasePro"), and E-MARKETPRO, LLC, a Kentucky limited liability company whose address is 2623 Regency Road, Lexington, Kentucky, 40503 ("E-MarketPro"). This Amended and Restated Assignment Agreement amends and restates in its entirety that certain Assignment Agreement between the parties dated as of August 17, 2000.

      WITNESSETH:

      WHEREAS, PurchasePro (under its prior name Purchase Pro International, Inc.) and E-MarketPro are parties to an Agreement dated the 1st day of February 1999 (as amended, the "Marketing Agreement"), pursuant to which E-MarketPro was granted certain exclusive and non-exclusive rights to market and promote subscriptions to access and use PurchasePro's business-to-business bidding and procurement environment (the "PurchasePro Solution") on the terms set forth therein;

      WHEREAS, PurchasePro and E-MarketPro desire to terminate the Marketing Agreement; and

      WHEREAS, E-MarketPro desires to assign to PurchasePro, and PurchasePro desires to accept, certain contract rights of E-MarketPro and the rights to E-MarketPro's name and other registered and unregistered trademarks, trade-names and other intellectual property and all goodwill associated therewith (collectively, the "E-MarketPro Trademarks");

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

ARTICLE 1.

1.1 The parties mutually agree to, and do hereby, novate and terminate the Marketing Agreement as of the Effective Date in all respects; thus, as of the Effective Date, the Marketing Agreement is of no force or effect. Each party acknowledges and agrees that the other party has fully performed its obligations and responsibilities under the Marketing Agreement and any non-performance or partial performance of the Marketing Agreement by the other party is hereby waived. Without limiting the generality of the foregoing, the parties acknowledge and agree that:

      A. All rights granted under the Marketing Agreement to market and promote subscriptions to access and use the PurchasePro Solution shall revert back to PurchasePro as of the Effective Date.

      B. Pursuant to E-MarketPro's marketing efforts under the Marketing Agreement, the parties hereto executed a Software Agency and Services Agreement dated May 3, 1999 with ZoomTown.com, Inc. (the "Zoomtown Agreement"). Although the Zoomtown Agreement amended the Marketing Agreement in certain respects, termination of the Marketing Agreement shall not affect or amend the Zoomtown Agreement, per se (see Section 1.2).

      C. The Marketing Agreement provides for certain amounts to be paid to E-MarketPro. The parties agree to offset these amounts against the total indebtedness of E-MarketPro for purposes of clause (i) of Section 1.4.

      D. Under the Marketing Agreement, E-MarketPro was granted the right to receive certain options to purchase common stock of PurchasePro as certain conditions were met. All such options are cancelled and all rights of E-MarketPro to earn or receive options under the Marketing Agreement are terminated.

      E. E-MarketPro shall not have, and hereby waives, any right or claim under the Marketing Agreement or otherwise to compensation for its efforts to market and promote the PurchasePro Solution or for or with respect to any PurchasePro customers or subscriptions to access and use the PurchasePro Solution that, directly or indirectly, were, or in the future are, obtained by reason of or arising from those efforts in whole or part.

1.2 E-MarketPro hereby assigns and delegates to PurchasePro, and PurchasePro hereby accepts, all of E-MarketPro's interests, rights and obligations (i) under the Zoomtown Agreement and (ii) in and to the E-MarketPro Trademarks. In this regard:

      A. Said assignment is subject to the prior consent of Zoomtown, Inc., as provided in Section 12 of the Zoomtown Agreement (captioned "Assignment") and any other party to any E-MarketPro Agreement, the assignment of which hereunder is subject to such party's prior written consent. The parties will cooperate to obtain such consent as soon as practicable.

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      B. Said assignment includes all rights of E-MarketPro to receive payment under the Zoomtown Agreement, including payments, if any, accrued but not yet paid or otherwise owing with respect to periods prior to the Effective Date. PurchasePro agrees, however, that E-MarketPro may retain any payments already received under the Zoomtown Agreement.

      C. Said assignment notwithstanding, E-MarketPro shall continue to be bound by and agrees to comply fully with its obligations under Section 15 of the Zoomtown Agreement (captioned "Confidentiality and Non-Disclosure"), and with any other term or provision imposing an obligation on E-MarketPro to hold information confidential as set forth in any E-MarketPro Agreement.

      D. Said assignment may be witnessed by one or more additional instruments or documents to effectively convey the E-MarketPro Trademarks, all of which E-MarketPro hereby agrees to fully execute and deliver as requested by PurchasePro.

1.3 As the consideration for the termination of the Marketing Agreement and the assignment of the E-MarketPro Trademarks, PurchasePro shall issue to E-MarketPro
(i) on the date of satisfaction of all conditions set forth herein ("Closing Date"), 100,000 shares of the common stock of PurchasePro, subject to adjustment as set forth in Section 1.5, and (ii) on the first anniversary of the date hereof, such shares as determined pursuant to Section 1.4 (the "Subject Shares"). The issuance of those Subject Shares to be issued pursuant to clause
(i) above shall occur promptly after the consent to the assignment referenced in
Section 1.2A is obtained.

1.4 On the first anniversary of the Closing Date, as additional consideration hereunder, PurchasePro shall issue to E-MarketPro that number of shares of the common stock of PurchasePro determined as follows: (i) 100,000 shares of the common stock of PurchasePro times a fraction the numerator of which is the aggregate amount of all payments for which Referred Customers (defined below) are obligated to make to PurchasePro pursuant to bona fide contracts entered into with PurchasePro as of such date and the denominator of which is $1,440,000, provided the result thereof shall not exceed 100,000 shares, less
(ii) such number of shares having a value as of the date hereof equal to the total amount of all indebtedness of E-MarketPro to PurchasePro as of the date hereof less any amounts owing from PurchasePro to E-MarketPro as of the date hereof. For purposes hereof, a "Referred Customer" shall refer to any existing customer purchasing a new product or service hereafter and any new customer with respect to either of which E-MarketPro would have received consideration under the Marketing Agreement absent termination thereof pursuant to this Agreement.

1.5 The obligation of PurchasePro to issue shares to E-MarketPro pursuant to this Agreement shall be subject to (i) receipt of approval from PurchasePro's Board of Directors or any committee thereof upon which authority to approve such issuance has been duly conferred by the Board of Directors, (ii) receipt of Zoomtown's consent pursuant to Section 1.2(A) above, and (iii) the execution of a non-competition agreement in a form acceptable to PurchasePro by Brad Redmon and Rick Redmon. The number of shares to be issued to E-MarketPro pursuant to clause (i) of Section 1.3 shall be adjusted, if equitable, as mutually agreed by the parties hereto in the event Zoomtown does not consent to the assignment of the Zoomtown Agreement as contemplated herein. In the event that the Board or Directors or any applicable committee thereof does not approve the issuance of shares hereunder, neither party shall be obligated hereunder and the Marketing Agreement shall not be terminated and shall remain in full force and effect.

1.6 If PurchasePro's issued and outstanding common shares are increased or decreased or are changed into or exchanged for a different number or kind of shares or securities as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, an appropriate adjustment shall be made in the number and/or type of shares or securities subject to issuance under Section 1.4. In

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the event prior to the issuance of shares under Section 1.4 of (i) any consolidation, merger or reorganization of PurchasePro with another entity in which PurchasePro is not the surviving entity, (ii) any liquidation or dissolution of PurchasePro, or (iii) any distribution to shareholders in connection with a sale of all or a major part of PurchasePro's assets, then PurchasePro shall notify E-MarketPro in writing of such transaction or distribution at least ten (10) business days prior to consummation thereof and make appropriate provision in connection with such transaction or distribution for PurchasePro's obligations under Section 1.4 of this Agreement.

ARTICLE 2.

2.1 PurchasePro represents and warrants to E-MarketPro that:

      A. PurchasePro is a corporation duly organized, in good standing and validly existing under the laws of the State of Nevada. The execution, delivery and performance of this Agreement by PurchasePro has been duly authorized.

      B. The Subject Shares will be validly issued, fully paid and non-assessable but shall be subject to all applicable restrictions on transfer under state or federal securities laws.

2.2 E-MarketPro represents and warrants to PurchasePro that:

      A. E-MarketPro is a limited liability company duly organized, in good standing and validly existing under the laws of the State of Kentucky. The execution, delivery and performance of this Agreement by E-MarketPro has been duly authorized.

      B. E-MarketPro is aware of PurchasePro's business affairs and financial condition, has had sufficient opportunity to ask questions of and receive answers from representatives of PurchasePro and has acquired sufficient information about PurchasePro to reach an informed and knowledgeable decision to acquire the Subject Shares pursuant to this Agreement. E-MarketPro is acquiring the Subject Shares for investment for E-MarketPro's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). E-MarketPro is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Subject Shares, including a complete loss of its investment. E-MarketPro understands that the issuance of the Subject Shares pursuant to this Agreement has not been registered under the Securities Act in reliance on a specific exemption from registration which depends upon, among other things, the bona fide nature of E-MarketPro's investment intent as expressed herein.

2.3 E-MarketPro acknowledges and understands that the Subject Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. E-MarketPro understands that the Subject Shares will be imprinted with a legend that prohibits the transfer of such securities, unless they are registered or such registration is not required in the opinion of legal counsel for PurchasePro. E-MarketPro understands that the Subject Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from PurchasePro in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, E-MarketPro represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. E-MarketPro further understands that, at the time E-MarketPro wishes to sell any Subject Shares, there may be no public market upon which to make such a sale and that, even if such a public market then exists, PurchasePro may not be satisfying the current public information requirements of Rule 144 and, in such event, E-MarketPro would be precluded from selling such securities under Rule 144 even if any minimum holding period has been satisfied.

ARTICLE 3.

3.1 E-MarketPro acknowledges that, during its performance under the Marketing Agreement, it obtained certain confidential information belonging to or concerning PurchasePro and its business, including without limitation lists of actual and potential customers, pricing information, business and product plans and marketing strategies. E-MarketPro agrees not to disclose to any third party or use for any purpose any such information without the express written consent of PurchasePro, except for any information which ceases to be confidential without any fault on the part of E-MarketPro.

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3.2 All notices under with this Agreement shall be in writing and shall be effective upon receipt. All notices shall be addressed to the recipient at its address shown above (or, if different, the latest address for notices that such party provides by written notice to the other party).

3.3 This Agreement shall be governed by the laws of the State of Nevada, excluding its choice of laws provisions. This Agreement is the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or simultaneous written or oral representations, discussions, negotiations, understandings and agreements relating to such subject matter. No provision of this Agreement may be waived unless in a writing signed by both parties, and any such waiver will not operate or be construed as a waiver of any other provision or any subsequent breach by the other party. This Agreement shall be binding and inure to the benefit of the parties, their successors, representatives, and assigns. This Agreement may be executed in multiple counterparts, each shall be an original but all of which constitute one and the same instrument. This Agreement will not be binding upon either party until it has been signed by both parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement, with the intent to be bound as of the Effective Date.

PURCHASEPRO.COM, INC.                      E-MARKETPRO, LLC

By:                                        By:
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    Charles E. Johnson, Jr., C.E.O.           Brad Redmon, President and Member

                                           By:
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                                                      Rick Redmon, Member